UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2017

PixarBio Corporation

(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8B Industrial Way Salem, NH 03079

(Address of principal executive offices)

(617) 803-8838

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Certain Directors; Appointment of Certain Officers

On December 21, 2017, Katrin Holzhaus was removed from the Board of Directors of the Company.

On December 21, 2017, Laura Morse was removed from the Board of Directors of the Company.

On December 22, 2017, Bernard Ho was appointed as a member of the Board of Directors of the Company. He shall serve on the Audit Committee and on the General Nominating and Compensation Committee of the Board of Directors of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)
Dated: December 28, 2017	By:	/s/ Francis M. Reynolds
Name: Francis M. Reynolds
Title: Chief Executive Officer